Calculation of Filing Fee Tables
F-3
Ardagh Metal Packaging S.A.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Ordinary Shares, nominal value EUR 0.01 per share	415(a)(6)	16,749,984		$ 192,624,816.00			F-1	333-258749	08/11/2022	$ 21,015.37
Carry Forward Securities	2	Equity	Ordinary Shares, nominal value EUR 0.01 per share	415(a)(6)	461,286,233		$ 5,364,758,889.79			F-1	333-258749	08/11/2022	$ 585,295.20
Carry Forward Securities	3	Other	Warrants	415(a)(6)	3,545,210		$ 0.00			F-1	333-258749	08/11/2022	$ 0.00
			Total Offering Amounts:				$ 5,557,383,705.79		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1a. Consists of 16,749,984 ordinary shares of the Company, with a nominal value of EUR0.01 per share (the "Ordinary Shares") that may be issued upon exercise of warrants to purchase Ordinary Shares, each exercisable for one Ordinary Share at an exercise price of $11.50 per share, subject to adjustments (the "Warrants"). Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions. Note 1b. For purposes of calculating the Maximum Aggregate Offering Price and Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward, the proposed maximum offering price per unit and fee rate applicable on the date of the original filing of the registration statement as described in footnote 1c were used. Note 1c. On August 12, 2021, the Company filed a registration statement on Form F-1 originally declared effective by the SEC on August 23, 2021 (File No. 333-258749) related to (i) 16,749,984 Ordinary Shares of the Company issuable upon the exercise of Warrants with a maximum aggregate offering price of $192,624,816, (ii) the offer and resale by selling securityholders named therein of an aggregate of 579,357,270 Ordinary Shares of the Company with a maximum aggregate offering price of $6,737,925,050.10 (estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Ordinary Shares as reported on the New York Stock Exchange on August 9, 2021) and (iii) the offer and resale by selling securityholders named therein of up to 6,250,000 Warrants (the maximum number of Warrants and Ordinary Shares of the registrant issuable upon exercise of the Warrants were simultaneously registered and no separate registration fee was required pursuant to Rule 457(g) under the Securities Act). Associated registration fees totaling $756,123.63 were previously paid by the Company. On March 4, 2022, the Company filed a Post-Effective Amendment No. 1 to the F-1 Registration Statement, which was subsequently declared effective by the SEC on March 11, 2022. On August 8, 2022, the Company filed a Post-Effective Amendment No. 2 to Form F-1 on Form F-3 in order to convert its registration statement on Form F-1 (File No. 333-258749) into a registration statement on Form F-3, which registered 16,749,984 Ordinary Shares of the Company that may be issued upon exercise of Warrants to purchase Ordinary Shares, and the offer and sale from time to time by the selling securityholders named therein, or their permitted transferees, of up to 496,275,894 Ordinary Shares and 5,626,305 Warrants to purchase Ordinary Shares, which was declared effective by the SEC on August 11, 2022. No additional registration fees were required in connection with such amendments as associated registration fees were previously paid as described above. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward (along with their associated filing fees) and registers (i) 16,749,984 Ordinary Shares that may be issued upon exercise of the Warrants; and (ii) 461,286,233 Ordinary Shares and 3,545,210 Warrants that may be offered and sold from time to time by the selling securityholders named herein, or their permitted transferees, in each case registered under the prior registration statement that remain unsold and continue to be entitled to registration.

[2]	Consists of 461,286,233 Ordinary Shares that may be offered and sold from time to time by the selling securityholders named herein, or their permitted transferees. Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions. See Notes 1b and 1c.

[3]	Consists of 3,545,210 Warrants to purchase Ordinary Shares that may be offered and sold from time to time by the selling securityholders named herein, or their permitted transferees. Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions. The maximum number of Warrants and Ordinary Shares of the registrant issuable upon exercise of the Warrants were simultaneously registered and no separate registration fee was required pursuant to Rule 457(g) under the Securities Act. See Notes 1b and 1c.